SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: November 10, 2006
(Date of earliest event reported)

CARSUNLIMITED.COM, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28195	11-3535204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS EmployerIdentification No.)

305 Madison Avenue, New York, NY		10165
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code		(212) 986-0886

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c)

Item 1.01 Entry into a Material Definitive Agreement.

On November 10, 2006, the Registrant entered into an Amendment Agreement (the “Amendment Agreement”) to a Securities Purchase Agreement dated as of August 9, 2006 (as previously amended on October 17, 2006, the “Securities Purchase Agreement”) by and among Carsunlimited.com, (the “Registrant” or Company”), Mellon HBV Master U.S. Event Driven Fund LP and Mellon HBV Master Global Event Driven Fund LP (collectively, “Investors”), and to a Registration Rights Agreement dated as of August 9, 2006 by and among the Company and the Investors.

The Amendment Agreement defers until December 31, 2006 the date by which Registrant must reincorporate in Delaware and effect a reverse stock split, in the range of 1 for 20 to 1 for 50, as mutually agreed with the Investors.

The Amendment Agreement also defers (x) until December 31, 2006 the date by which the Registrant must file a registration statement under the Securities Act of 1933 covering the shares of common stock issuable upon conversion or exercise of the securities sold pursuant to the Securities Purchase Agreement, and (y) until March 31, 2007 the date by which such registration statement must become effective, without incurrence of a penalty.

Item 9.01 Financial Statements and Exhibits

(d ) Exhibits

10.1 Amendment Agreement dated November 10, 2006 to Securities Purchase Agreement, as amended by Amendment No. 1 thereto, by and among Carsunlimited.com, Mellon HBV Master U.S. Event Driven Fund LP and Mellon HBV Master Global Event Driven Fund LP, and to Registration Rights Agreement by and among Carsunlimited.com, Mellon HBV Master U.S. Event Driven Fund LP and Mellon HBV Master Global Event Driven Fund LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARSUNLIMITED.COM, INC.
Date: November 15, 2006
	By:	/s/ Geoffrey Donaldson

Geoffrey Donaldson
Chief Executive Officer